UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2006
Maxygen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
515 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices)
(650) 298-5300
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     In connection with the formation of Avidia, Inc. (“Avidia”), a company established by Maxygen, Inc. (the “Company”), Dr. Pim Stemmer and a third party investor in 2003 based on certain technologies developed by the Company, the Company and Avidia entered into a Cross License Agreement, dated as of July 16, 2003 (the “Agreement”). Under the Agreement, Avidia licensed certain intellectual property rights to the Company and the Company licensed to Avidia, on a non-exclusive basis, certain intellectual property rights. Among the rights granted to the Company under the Agreement, Avidia granted to the Company exclusive and non-exclusive licenses to practice Avidia technology to develop and commercialize products directed to specific targets, including CD40, CD-40 ligand, CTLA-4, CD28, B.7.1 (CD80), B.7.2 (CD86), p40 (subunit of IL-12 and IL-23), TPO, any interferon and/or interferon receptor, TPO/IL3 and TNF/IL-1.
     On October 24, 2006, Amgen, Inc. completed its acquisition of Avidia and Avidia (currently known as Amgen Mountain View Inc.) became a wholly owned subsidiary of Amgen, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxygen, Inc.
Date: October 27, 2006	By:	/s/ Michael S. Rabson
Michael S. Rabson
Senior Vice President